CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors U.S. Microbics, Inc. and Subsidiaries

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000 (except for Note 6 as to which the date is February 4, 2000) in Amendment No. 1 to the Registration Statement (Form SB-2) and the related prospectus of U.S. Microbics, Inc. and Subsidiaries for the registration of 20,094,921 shares of its common stock.



/s/ BRADSHAW, SMITH & CO., LLP
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BRADSHAW, SMITH & CO., LLP


Las Vegas, Nevada
July 7, 2000